EXHIBIT 10.17

EXECUTION COPY

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made, entered into and effective as of this 29th day of December, 2005 by and among TIB BANK, a bank chartered under the laws of the State of Florida (the “Bank”), TIB FINANCIAL CORP., a Florida corporation and the sole shareholder of the Bank (“Parent”), and NOVA INFORMATION SYSTEMS, INC., a Georgia corporation (“NOVA”).

BACKGROUND AND PURPOSE

(A)
The Bank and NOVA are in the business of providing point of sale based credit card, debit card, and other card-based transaction processing services and electronic payment and settlement services (including the sale or lease of products and services related thereto) to merchants, financial institutions (including associate banks), independent sales organizations, and other similar customers (the “Merchant Bankcard Business”).

(B)	The Bank is a party to certain “Merchant Agreements” in connection with the Merchant Bankcard Business.

(C)
The Bank has sold to NOVA, and NOVA has purchased from the Bank, all of the Bank's assets relating to the Bank's Merchant Bankcard Business, including but not limited to Merchant Agreements, pursuant to the Merchant Asset Purchase Agreement among NOVA, Parent and the Bank dated as of even date herewith (the “Purchase Agreement”).

(D)	In connection with the Purchase Agreement, NOVA has assumed certain obligations of the Bank.

(E)
In connection with and as a fundamental part of the Purchase Agreement, the Bank, Parent and NOVA have entered into the Marketing and Sales Alliance Agreement dated as of even date herewith (the "Marketing Agreement").

(F)
NOVA engages in the Merchant Bankcard Business in the United States of America, and NOVA and its assigns will continue to develop and expand its Merchant Bankcard Business throughout the United States of America.

(G)
As a condition precedent to the entering into of the Purchase Agreement and the Marketing Agreement, and in order to protect the goodwill and other value of the Assets Sold (as defined in the Purchase Agreement) and to protect the legitimate business interests of NOVA, NOVA has required the Bank and Parent to enter into this Agreement.

THE AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following capitalized terms, when used in this Agreement, shall have the following definitions:

“Assets Sold” shall have the meaning given to it in the Purchase Agreement.

"Knowledge" shall have the meaning given to it in the Purchase Agreement

"Merchant" shall have the meaning given to it in the Purchase Agreement

"Merchant Bankcard Business" shall have the meaning given to it in Recital A of this Agreement.

"Merchant Services" shall have the meaning given to it in the Marketing Agreement

"Payment Network" shall have the meaning given to it in the Marketing Agreement.

"Person" means any of a natural person, corporation, partnership, firm, association, limited liability company, trust, estate or other entity of any kind.

“Referred Merchant" shall have the meaning given to it in the Marketing Agreement

"Restricted Party" means the Bank, Parent and their respective subsidiaries and affiliates in existence from time to time.

ARTICLE II

RESTRICTIVE COVENANTS OF THE BANK AND PARENT

2.1 Non-Solicitation. During the term of this Agreement (including any extensions or renewals hereof) and for two (2) years thereafter, no Restricted Party shall, directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, or unincorporated association or entity of any kind:

(a) solicit or contact any Merchant or Referred Merchant, for the purpose of directly or indirectly providing or receiving Merchant Services anywhere in the United States.

(b) employ or engage, or seek to employ or engage, any person who is or was at any time during the term of this Agreement an employee of NOVA, unless such person voluntarily resigns from employment with NOVA without any direct or indirect solicitation, promise, arrangement, agreement or inducement from or on behalf of any Restricted Party; or

(c) either orally or in writing, take any action which disparages NOVA (including its management, directors or officers) or its practices or which materially disrupts or impairs its normal operations, or, unless required by law, voluntarily provide assistance or information to any person or entity pursuing any claim, charge, or complaint against NOVA or to any other person or entity which, to the Knowledge of such Restricted Party, is adverse to NOVA.

2.2 Non-Competition. During the term of this Agreement (including any extensions or renewals hereof), subject to earlier termination as provided in Section 3.1 below, no Restricted Party shall, directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of any person, firm, partnership, corporation, or unincorporated association or entity of any kind:

(a) engage or participate, directly or indirectly, in the Merchant Bankcard Business anywhere in the United States, except for the benefit of NOVA as specifically provided in, and in strict compliance with the terms of, the Marketing Agreement (and subject to the provisions of Article III thereof); or

(b) provide Merchant Services in the United States to any person or entity, or facilitate, refer, solicit, or otherwise participate or engage in the provision of Merchant Services anywhere in the United States to any person or entity, directly or indirectly, including by sponsoring any Person into or with any Credit Card Association or EFT Network, except for the benefit of NOVA as specifically provided in, and in strict compliance with the terms of, the Marketing Agreement (and subject to the provisions of Article III thereof).

2.3 No Branding or Use of Name or Marks. Except for the benefit of NOVA as specifically provided in, and in compliance with terms of, the Marketing Agreement (including Section 2.5 thereof), and without limiting the generality of the covenants set forth in Section 2.1 and 2.2 hereof, no party shall use or be allowed to use any of the Bank's trade names, trademarks, or service marks, or otherwise publicize in any manner any affiliation with, or sponsorship or endorsement by, the Bank or any of its affiliates in connection with the Merchant Bankcard Business.

2.4 Acknowledgments. Each of Parent and the Bank acknowledges and agrees that the restrictions set forth in Sections 2.1, 2.2 and 2.3 hereof are reasonable and necessary to protect the legitimate business interests of NOVA, and are reasonable and necessary to protect the goodwill and other value of the Assets Sold, the Merchant Bankcard Business of NOVA, and the benefits bargained for by NOVA under the Purchase Agreement and the Marketing Agreement. Each of Parent and the Bank further acknowledges and agrees that the restrictions set forth in Sections 2.1, 2.2 and 2.3 hereof are narrowly drawn, are fair and reasonable in time and territory, and place no greater restraint upon Parent and the Bank than is reasonably necessary to secure the goodwill and other value of the Assets Sold, the Merchant Bankcard. Business of NOVA, and the benefits bargained for by NOVA under the Purchase Agreement and the Marketing Agreement.

2.5 Remedies. Each of the Bank and Parent acknowledges that a breach of the restrictions contained in Sections 2.1, 2.2 or 2.3 hereof will cause irreparable damage to NOVA, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of the Bank and Parent agrees that if it breaches the restrictions contained in Sections 2.1, 2.2 or 2.3 hereof, then NOVA shall be entitled to equitable relief, including but not limited to, injunctive relief, without posting bond or other security unless otherwise required by applicable law, as well as money damages insofar as they can be determined.

ARTICLE III

RESTRICTIVE COVENANTS OF NOVA

3.1 Facilitation of Solicitation by U.S. Bank, N.A. During the term of this Agreement (including any extensions or renewals hereof) NOVA shall not directly or indirectly facilitate the solicitation of Merchants or Referred Merchants by U.S. Bank, N.A. ("U.S. Bank"), for banking services (other than Merchant Bankcard Services) similar to the banking services provided by the Bank or Parent as of the date hereof, whether through information sharing, advertising, statement imprinting or otherwise; provided, however, that nothing in this Section 3.1 shall prevent NOVA from identifying U.S. Bank as the sponsoring member on materials provided to Merchants or Referred Merchants.

3.2 Remedies. NOVA acknowledges that a breach of the restrictions contained in Section 3.1 hereof will cause irreparable damage to the Bank, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, NOVA agrees that if it breaches the restrictions contained in Section 3.1 hereof, then the Bank shall be entitled to equitable relief, including but not limited to, injunctive relief, without posting bond or other security unless otherwise required by applicable law, as well as money damages insofar as they can be determined.
ARTICLE IV
TERM

4.1 Term. The term of this Agreement shall extend for an initial term of ten (l0) years from the date hereof (the "Initial Term"); provided, however, that the parties hereto acknowledge and agree that the provisions of Section 2.2 hereof shall remain in full force and effect only so long as the Marketing Agreement is in effect and that, upon the effective date of the termination of the Marketing Agreement, the provisions of Section 2.2 hereof shall be of no further force or effect.

4.2 Automatic Extension. In the event the Marketing Agreement is extend renewed or otherwise in effect for a period extending beyond the Initial Term of this Agreement, this Agreement shall be in effect until such time thereafter as the Marketing Agreement is terminated.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Except as otherwise specified herein, all notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, or (ii) by United States mail, certified or registered, with return receipt requested, or (iii) by national overnight courier service, as follows:

If to the Bank:	TIB Bank 99451 Overseas Highway Key Largo, Florida 33037 Attention: Andrew D. Wallace, Executive Vice President and COO
If to Parent:	TIB Financial Corp. 599 9th Street North, Suite 100 Naples, Florida 34102 Attention: Edward V. Lett CEO
with a copy to: (which shall not constitute notice)	Gary M. Carman & Associates 1415 Panther Lane Naples, Florida 34109
If to NOVA:	NOVA Information Systems, Inc. One Concourse Parkway, Suite 300 Atlanta, Georgia 30328 Attention: Mindy M. Doster, Esq General Counsel
with a copy to: (which shall not constitute notice)	NOVA Information Systems, Inc. One Concourse Parkway, Suite 300 Atlanta, Georgia 30328 Attention: Edward M. O’Hare Senior Vice President
with a copy to: (which shall not constitute notice)	McKenna Long & Aldridge LLP SunTrust Plaza, Suite 5300 303 Peachtree Street, N.E. Atlanta, Georgia 30308 Attention: Anthony M. Balloon, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 5.1. Any notice, demand or other communication given pursuant to the provisions of this Section 5.1 shall be deemed to have been given on the date actually delivered against proof of receipt therefor.
5.2 Third-Party Beneficiaries. The parties to this Agreement do not intend this Agreement to benefit or create any right or cause of action in or on behalf of any person other than Parent, the Bank, and NOVA.

5.3 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that upon the request of the non-assigning party the assignee shall formally agree in writing to assume all the rights and obligations of the assigning party created hereby.

5.4 Amendments and Waivers. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall any delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

5.5 Severability of Provisions. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability, and the parties hereto expressly authorize any court of competent jurisdiction to modify any such provision in order that such provision shall be enforced by such court to the fullest extent permitted by applicable law.
5.6 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement maybe effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

5.7 Governing Law. This Agreement is made and entered into under the laws of the State of Georgia and the laws of that State applicable to agreements made and to be performed entirely thereunder (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations.

5.8 Section Headings. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

5.9 Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed and expressed in the Purchase Agreement and the Marketing Agreement. This Agreement, the Purchase Agreement the Marketing Agreement, and the other written instruments specifically referred to herein and therein, embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

5.10 Publicity. The timing and content of any and all public statements, announcements other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Bank and NOVA, which agreement shall not be unreasonably withheld.

5.11 Dispute Resolution. With the exception of an action by NOVA to enforce the covenants of Article II hereof, which may be brought in any court of competent jurisdiction, any controversy, dispute or claim arising out of, or in connection with, this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") as may be amended from time to time (the "AAA Rules"). Judgment upon an award rendered by the arbitrators may be entered in any court: (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The award shall be rendered by a panel of three (3) arbitrators, who shall be selected in accordance with the AAA Rules.

5.12 Survival. The provisions of Sections 2.1, 2.4 and 2.5 and Article V shall survive the termination of this Agreement.

(Signatures begin on next page)

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Non-Competition Agreement as of the date first written above.

“Bank”	“Parent”
TIB BANK	TIB FINANCIAL CORP.
By:	By:
Name:	Name:
Title:	Title:

“NOVA”
NOVA INFORMATION SYSTEM, INC.
By:
Name:
Title: